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                                    CONSENT


                  We hereby consent to the incorporation by reference in the Registration Statements of SFX Broadcasting, Inc. ("SFX") on Form S-8 of our firm name included in the SFX Annual Report on Form 10-K for the year ended December 31, 1996. In giving this consent, we do not concede that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.



                            /s/ Fisher Wayland Cooper Leader & Zaragoza L.L.P.
                            --------------------------------------------------
                            FISHER WAYLAND COOPER LEADER
                            & ZARAGOZA L.L.P.


Dated:   May 2, 1997